BEN & JERRY'S HOMEMADE, INC.
                      COMPUTATION OF NET EARNINGS PER SHARE
                     (In thousands except per share amounts)




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
                                             Thirteen weeks ended             Thirty-nine weeks ended
                                            9/26/98          9/27/97          9/26/98           9/27/97
                                          ----------       ----------       ----------        ----------

Basic:
Weighted average shares outstanding            7,181            7,279            7,223             7,250
                                         ===========       ==========      ===========        ==========

Net income                                    $2,892           $2,528           $5,402            $3,210
                                         ===========       ==========      ===========        ==========
Basic earnings per share amount              $ 0.40            $ 0.35           $ 0.75            $ 0.44
                                         ===========       ==========      ===========        ==========


Diluted:
Weighted average shares outstanding            7,181            7,279            7,223             7,250
Effect of dilutive securities

      Employee stock options                     265               62              258                64
                                         -----------       ----------      -----------        ----------

Diluted shares outstanding                     7,446            7,341            7,481             7,314
                                         ===========       ==========      ===========        ==========
Net income                                    $2,892           $2,528           $5,402            $3,210
                                         ===========       ==========      ===========        ==========
Diluted earnings per share amount             $ 0.39           $ 0.34           $ 0.72            $ 0.43
                                         ===========       ==========      ===========        ==========

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